PRINCOR FINANCIAL SERVICES CORPORATION
PRINCIPAL FUNDS DISTRIBUTOR, INC.
The Principal Financial Group
Marketer Services
Des Moines, Iowa 50392-0470
(800) 388-4793
FAX: (515) 235-5538

PRINCIPAL ADVANTAGE
SELLING AGREEMENT

Principal Life Insurance Company (“Principal”), directly or through its affiliates, provides administrative services to employer-sponsored retirement plans (“Plans”) in service packages called Principal Advantage® and
Principal Advantage® for Emerging Businesses. Through Principal Advantage and Principal Advantage for
Emerging Businesses, plan sponsors of defined contribution plans are able to make available as investment options under their Plans shares of Principal Funds, Inc. (“the Fund”); and through Principal Advantage, plan sponsors are also able to make available certain mutual funds (“Mutual Fund Network”) and general securities
(through Principal Self-Directed Brokerage Accountssm referred to herein as “Brokerage Window”). Principal also makes available to Principal Advantage and Principal Advantage for Emerging Businesses defined contribution plan customers guaranteed interest investment options, in the form of one or more group annuity contracts. The Principal Stable Value Fund, and the Principal Trustsm Target Date Collective Investment Funds
are 81-100 trusts, are also available to Principal Advantage defined contribution plan customers. Neither the
Principal Stable Value Fund, any guaranteed interest group annuity contracts nor the Brokerage Window are offered as investment options to defined benefit retirement plans under this Agreement. Neither the Principal
Stable Value Fund, the Principal Trustsm Target Date Collective Investment Funds nor guaranteed interest group annuity contracts are available as investment options to nonqualified retirement plans under this Selling
Agreement (“Agreement”).

Principal Funds Distributor, Inc. (“PFD”) is the principal underwriter, as defined in the Investment Company Act of 1940, of the shares (“Shares”) of the Fund, an open-end series investment company incorporated in the state of Maryland. Princor Financial Services Corporation ("Princor") and PFD are collectively referred to in this Agreement as "We" or "Us". We understand that Broker Dealer ("You") are a member of the Financial
Industry Regulatory Authority (“FINRA”) and, on the basis of this understanding, PFD invites You to become a member of the Selling Agreement to distribute Shares of the Fund to Plans according to the terms and conditions described in Section A below. In addition Section B (Mutual Fund Network ) below set forth the terms and conditions pursuant to which Princor will compensate You for the referral of plan sponsors to Princor for the purchase of Mutual Fund Network. Section D, Section E and Section F of this Agreement sets forth the terms and conditions that apply to sales and compensation for any guaranteed group annuity investment option, the Principal Stable Value Fund and the Principal Trustsm Target Date Collective Investment Funds,
respectively. Section G of this Agreement sets forth terms and conditions that apply to the entire Agreement.

Section A – Principal Funds, Inc. Selling Group Agreement

1. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the FINRA and agrees to abide by all rules and regulations of the FINRA, including the FINRA Rules of Conduct. If You are a foreign dealer, not eligible for membership in the FINRA, You nonetheless agree to abide by the rules and regulations of the FINRA. Each party agrees to comply with all applicable state and federal laws, rules and regulations of the Securities and
Exchange Commission (“SEC”), and other authorized United States or foreign regulatory agencies. You agree that You will not sell, offer for sale, or solicit Shares in any state or other jurisdiction where they have not been qualified for sale. You further agree that any sale of Shares to an employee benefit plan is either not a prohibited transaction under the Employee Retirement Income Security Act of 1974 or is covered under a prohibited transaction exemption. You will solicit applications and sell Shares only in accordance with the terms and on the basis of the representations contained in the then current Fund Prospectus,
Statement of Additional Information and any supplemental information furnished by Us.

2.	You represent that You are currently a member of the Securities Investors Protection Corporation (“SIPC”)
and, while this Agreement is in effect, will continue to be a member of SIPC. You agree to notify Us immediately if your SIPC membership status changes.

3.	Orders for Shares received pursuant to this Agreement and accepted by PFD or the transfer agent will be at the current public offering price applicable to each order as established by the then current Fund
Prospectus. Both the Fund and PFD reserve the right, without notice to You, to suspend sales or withdraw the offering of Shares temporarily or permanently, or to cancel this Agreement, which shall be construed in accordance with the laws of the state of Iowa. All orders are subject to acceptance by PFD or the transfer agent and the Fund and each reserves the right to reject any order in whole or in part.

4.	Shares may be purchased only through PFD. Purchases You make through PFD shall be made only for the purpose of covering purchase orders You receive from your customers.

5.	The Fund has adopted Distribution Plan(s) pursuant to Rule 12b-1(the "12b-1 Plan") under the Investment
Company Act of 1940 (the "1940 Act") for certain classes of the shares the Fund issues. This Agreement defines services You will provide for which PFD will compensate You pursuant to the 12b-1 Plan.

(a) As a Selling Group Member, You agree to provide distribution assistance and administrative support services in connection with the distribution of Shares to customers who may from time to time directly or beneficially own Shares, including but not limited to distributing sales literature, answering routine customer inquiries regarding the Fund, assisting in the establishment and maintenance of accounts in the Fund, and providing such other information and services in connection with the distribution of the Fund Shares as may be reasonably requested from time to time.

(b) For such services, You will be compensated in accordance with attached Exhibit A.

(c) The 12b-1 Plan may be terminated at any time without payment of any penalty by the Fund in accordance with the rules governing such plans promulgated by the SEC.

(d) The provisions of the 12b-1 Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

6.	You agree that You will not withhold placing customers’ orders so as to profit yourself as a result of such withholding.

7.	You agree to sell shares only to Plan sponsors for whom such shares are suitable investments and that
You are solely responsible to assure the suitability of shares You recommend to such Plan sponsors.

8.	You agree to sell Shares only to (a) your customers at the public offering price then in effect; or (b) PFD as agent for the Fund or to the Fund itself at the redemption price, as described in the Fund’s then current
Prospectus or Statement of Additional Information.

9.	If client money flows through You, You agree to pay PFD promptly but in no case no later than one (1)
business day after receiving client money. Alternatively, if You so specify, PFD will make delivery by draft on You, the amount of which draft You agree to pay on presentation to You. If You do not pay PFD promptly or if You do not pay PFD the amount of the draft upon presentation to You, PFD reserves the right to forthwith cancel the sale or, at PFD’s option, to resell the Shares to the Fund at the then prevailing offering price in which latter case You agree to be responsible for any loss resulting to the Fund or to PFD from your failure to make payment as stated.

10. If any Shares sold under the terms of this Agreement are repurchased by the Fund or by PFD as agent, or are tendered to the Fund for redemption within seven (7) business days after the date of our confirmation to You of the original purchase order therefore, You agree to pay forthwith to PFD the full amount of the compensation allowed to You on the original sale. PFD shall notify You of such repurchase within ten (10)
days of the effective date of such repurchase.

11. No person is authorized to make any representation concerning the Fund or its Shares except those contained in the Fund’s then current Prospectus, Statement of Additional Information or any such information as may be released by the Fund as information expressly supplemental to such Prospectus or
Statement of Additional Information. In purchasing Shares through PFD You shall rely solely on the representations contained in the Fund’s then current Prospectus, Statement of Additional Information and supplemental information previously mentioned.

12. PFD will supply additional copies of any Prospectus, Statement of Additional Information or supplemental information issued by PFD to Selling Group Members in reasonable quantities upon request.

13. In no transaction shall You have any authority whatsoever to act as agent of the Fund or of Us or of any other Selling Group Member. Nothing in this Agreement shall constitute either party the agent of the other or constitute You or the Fund the agent of the other. In all transactions in the Shares between You and
PFD, PFD is acting as agent for Fund and not as principal.

14. PFD reserves the right, from time to time, to modify the compensation You are entitled to receive under paragraph 5.

15. You agree to indemnify the Fund and to hold the Fund harmless from any damages or expenses resulting from any wrongful act or omission, not in compliance with this Agreement by You or any of your employees, representatives or agents.

Section B – Referral for Mutual Fund Network

1.	If a Plan sponsor is interested in the opportunity to direct Plan contributions to Mutual Fund Network, You will refer the Plan sponsor to Princor. Princor will be responsible for reviewing Mutual Fund Network with the Plan sponsor and assuring any recommendation Princor makes regarding this investment is suitable.
Princor will also be responsible for supervising the activities of Princor’s registered representative with respect to the sale of Mutual Fund Network shares.

2.	For such referrals, You will be compensated in accordance with attached Exhibit A. Princor reserves the right, from time to time, to modify the compensation You are entitled to receive under this paragraph.

3.	Princor will be designated as the “broker-dealer of record” for sales of Mutual Fund Network.

Section C – Brokerage Window

1.	If a Plan sponsor is interested in offering Plan participants of a defined contribution plan the opportunity to invest Plan contributions in securities through Princor’s Brokerage Window, Princor will be responsible for reviewing Brokerage Window with the Plan sponsor and assuring any recommendation Princor makes regarding this investment is suitable. Princor will also be responsible for supervising the activities of
Princor’s registered representative with respect to such investment.

2.	Princor will be designated as the “broker-dealer of record” on Brokerage Window accounts. Brokerage
Window allows 401(k) plan members to develop their own portfolios of individual stocks, bonds, mutual funds and other investments.

Section D - Sales and Compensation for Guaranteed Group Annuity Investment Options

1.		If a Plan sponsor is interested in offering Plan participants of a defined contribution plan the opportunity to direct Plan contributions to a guaranteed interest investment option in the form of a group annuity contract, and if You or your registered representative hold an applicable license and appointment for the sales of products from Principal at the time solicitation of interest in such investment option occurs, then the sale of such investment option may be completed according to its terms and You will be compensated by the payment of compensation determined in accordance with attached Exhibit A as appropriately applied to a non-registered security. For purposes of this section, guaranteed group annuity options may include, but are not limited to: Custodial Guaranteed Fund Group Annuity contract (also known as Principal Fixed
Income Option), Guaranteed Fund Contract (GFC), Custodial Guaranteed Interest Contract (also known as Principal Fixed Income Guaranteed Option).

2.		You agree that the provisions of Section A applicable to sales supervision, suitability, sales conduct, settlement, and indemnification apply to this Section D.

3.		Principal reserves the right, from time to time, to modify the compensation You are entitled to receive under this Section D.

Section E – Sales and Compensation for Principal Stable Value Fund

1.		If a Plan sponsor is interested in offering Plan participants of a defined contribution plan the opportunity to direct Plan contributions to the Principal Stable Value Fund 81-100 Trust, then the sale of the Principal
Stable Value Fund may be completed according to its terms and You will be compensated by the payment of compensation determined in accordance with attached Exhibit A as appropriately applied to a non-
registered security.

2.		You agree that the provisions of Section A applicable to sales supervision, suitability, sales conduct, settlement, and indemnification apply to this Section E.

3.		Principal reserves the right, from time to time, to modify the compensation You are entitled to receive under this Section E.

Section F – Sales and Compensation for Principal Trustsm Target Date Collective Investment Funds

	1.	If a Plan sponsor is interested in offering Plan participants of a defined contribution plan the opportunity to direct Plan contributions to the Principal Trustsm Target Date Collective Investment Funds, then the sale of the Principal Trustsm Target Date Collective Investment Funds Fund may be completed according to its terms and You will be compensated by Principal in accordance with attached Exhibit A as appropriately applied to a non-registered security.

	2.	You agree that the provisions of Section A applicable to sales supervision, suitability, sales conduct, settlement, and indemnification apply to this Section F.

	3.	Principal reserves the right, from time to time, to modify the compensation You are entitled to receive under this Section F.

Section G – General Provisions

1.		All communications to Us shall be sent to The Principal Financial Group, Marketer Services, Des Moines,
Iowa 50392-0470. Any notice to You shall be duly given if mailed or electronically sent to You at your address as registered from time to time with the FINRA.

2.	This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its assignment by You, whether by operation of law or otherwise.

3.	The parties to this Agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

(a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it; or

(b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations here under.

The provisions of this Agreement relating to indemnification shall survive termination or expiration of this
Agreement until expiration of the applicable statue of limitations.

4.	You agree that the receipt of the compensation described in this Agreement by You is either not a prohibited transaction as such term is defined in Section 406 of the Employee Retirement Security Act of
1974 as amended or Section 4975 of the Internal Revenue Code of 1986 as amended or is covered under a prohibited transaction exemption.

5.	Each party will notify the other immediately upon becoming aware of any customer complaint, regulatory inquiry either written or verbal, or upon any disciplinary action taken against a registered representative by either party to this Agreement, the FINRA, or any state or federal regulatory body that relates to any sale or pending sale pursuant to this Agreement.

6.	This Agreement shall become effective upon complete execution, and shall supersede any and all prior
Selling Agreements relating to the subject matter of this Agreement. All amendments to this Agreement shall take effect with respect to and on the date of any orders placed by You after the date set forth in the notice of amendment sent to You by Us.

7.	No obligation not expressly assumed by Us in this Agreement shall be implied.

8.	If any part or provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or enforceability only, without in any way affecting the remaining parts of said part or provision or the remaining parts or provisions of the Agreement.

9.	This Agreement is in all respects subject to the Rules of Conduct of the FINRA that shall control any provisions to the contrary in this Agreement.

10. We may amend this Agreement at any time by written notice to you. Any notice shall be deemed to have been given on the date upon which it was either delivered personally or by fax or e-mail transmission to the other party or to any office or member thereof, or was mailed post-paid to his or its address as shown herein.

11. Anti-Money Laundering and Know Your Customer Compliance: The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the
“AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Princor, PFD and You further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including Rule 3011 of the FINRA, in all relevant respects. You represent that, in compliance with applicable laws and rules, it has adopted a Customer Identification Program and further covenants and agrees that it will verify the identity of each of its customers as required. Each of the parties hereto further acknowledges that it has a current 314(b) notice on file with FinCEN in accordance with section 314(b) of the USA Patriot Act and agrees to refile such notice annually (or as otherwise required to remain current in accordance with applicable regulations) during the term of this Agreement.

Section H - Confidentiality

1.	For purposes of this Agreement, a party’s “Confidential Information” consists of: (a) all non-public information (including but not limited to trade secrets, proprietary information, and information about products, business methods and business plans) relating to such party’s business (or to the business of such party’s licensors, suppliers or other trading partners) that is either marked or otherwise identified as confidential or proprietary, or that a reasonable person would understand to be considered confidential by the party to which it pertains (even if not so marked or identified); and (b) all information that such party is obligated by law to treat as confidential for the benefit of third parties, which in Client’s case includes but is not limited to personal, financial, and/or health information about individuals who have applied for or purchased financial products or services from Client. The parties acknowledge that, in connection with the performance of this Agreement or otherwise in the course of its dealings with the other party, it may receive
Confidential Information from the other party or may otherwise have access to or learn of the other party’s
Confidential Information. The parties agree that, absent the other party’s prior written consent to a specific disclosure or use, it will not disclose to any third party, either orally or in writing, any Confidential
Information of the other party and will not appropriate any of the other party’s Confidential Information to its own use or to the use of any third party. Confidential Information that is provided by one party to the other will be used by the recipient only for the purpose for which it was provided, and access to that information will be restricted to individuals who require the information (or access to the information) to further that purpose. Without limiting any of the foregoing, the parties agrees to take at least such precautions to protect the other party’s Confidential Information as it takes to protect its own Confidential Information, and in any event will take all precautions that are reasonably necessary to protect the security of the other party’s Confidential Information. The parties further agree that upon request of the other party it will return to that party all tangible items containing any of that party’s Confidential Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned.
Whether or not affiliates are included in the term “Client” for purposes of this Agreement in general, they will be treated as being so included for purposes of the confidentiality provisions of this Agreement.
Accordingly, the Confidential Information of Client’s affiliates will be considered part of Client’s Confidential
Information, and such affiliates will be obligated to protect Consultant’s Confidential Information in the same manner and to the same extent as Client is obligated by this Agreement to protect it.

2.	Upon a party to this Agreement learning of any unauthorized disclosure or use of any Confidential
Information, such party shall notify the other party promptly and the parties shall cooperate fully to protect such Confidential Information.

3.	If a party to this Agreement believes it is required by law or by a subpoena or court order to disclose any
Confidential Information, unless legally prohibited from doing so, such party, prior to any disclosure, shall promptly notify the other party in writing, attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow such other party an opportunity to seek a protective order or other judicial relief.

4.	Except as stated in the final sentence of this paragraph, nothing in this Agreement will be construed to restrict disclosure or use of information that: (a) was in the possession of or rightfully known by the recipient, without an obligation to maintain its confidentiality, prior to receipt from the other party; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by the receiving party without the participation of individuals who have had access to the other party's Confidential Information. The parties acknowledge that certain laws governing information about individuals are more restrictive than the foregoing statements, and they agree to comply in all respects with such laws.

5.	The obligations imposed by this Agreement with respect to Confidential Information will survive termination of this Agreement and will remain in effect with respect to each item of Confidential Information until that information becomes unprotected under the terms of the paragraph above titled “Non-restricted information”. However, if applicable law sets a maximum period for the duration of obligations of nondisclosure and non-appropriation of confidential information, the obligations imposed by this Agreement with respect to each item of Confidential Information (other than trade secrets and other than information about individuals that is protected by law) will remain in effect only until such period expires.

If the foregoing represents your understanding, please so indicate by signing in the proper space below.

PRINCOR FINANCIAL SERVICES CORPORATION
By:
Marty Richardson – Vice President – Broker Dealer Operations
PRINCIPAL FUNDS DISTRIBUTOR, INC.
By:
Cary Fuchs - President
PRINCIPAL LIFE INSURANCE COMPANY
By:
Cheryl A. Paine – Assistant Director - Sales Support
Date:

The undersigned broker dealer accepts the offer set forth above, which when fully executed constitutes a Selling Agreement among the parties.

BY:
Signature
TITLE:
Please type or print name and Title
MEMBER: Broker Dealer
ADDRESS:
DATE: